Exhibit 99.1
THORATEC REPORTS 12 PERCENT INCREASE IN FIRST QUARTER REVENUES
RECORD QUARTER DRIVEN BY 13 PERCENT INCREASE IN
CARDIOVASCULAR DIVISION REVENUES
     (PLEASANTON, CA), May 1, 2008—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported record quarterly revenues of $64.4 million for the first quarter of fiscal 2008.
     Revenues for the quarter ended March, 29, 2008, increased 12 percent over revenues of $57.3 million in the first quarter of last year, including a 13 percent increase in revenues in the company’s Cardiovascular Division.
     Net income on a GAAP basis in the first quarter of fiscal 2008 was $0.3 million, or $0.01 per diluted share, compared with a net loss of $0.3 million, or $0.01 per share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $4.5 million, or $0.08 per diluted share, in the first quarter of 2008 compared with non-GAAP net income of $4.3 million, or $0.08 per diluted share, in the same period a year ago.
     “The increase in our Cardiovascular Division revenues was driven by continued strong HeartMate II growth in Europe, solid HeartMate performance in the U.S., particularly in our clinical trial, and continued progress with our CentriMag program,” noted Gary F. Burbach, president and chief executive officer.
     “At the same time, our International Technidyne Corporation (ITC) division turned in solid results with an 11 percent increase in year-over-year revenues, due primarily to a strong performance in our international business. Growth at ITC was driven by sales of our ProTime system in Europe, market share gains with our Hemochron hospital point-of-care coagulation and Irma TruPoint blood gas devices in both Europe and Asia, as well as good initial traction in our partnership with IDEXX to address the U.S. veterinary market,” Burbach continued.
     Burbach noted that on April 21, 2008, Thoratec announced approval of its PMA (PreMarket Approval) application, allowing the use of the HeartMate II as a bridge-to-transplantation (BTT) in patients suffering from advanced-stage heart failure. The HeartMate II is the first continuous flow device to receive FDA approval for this intended use in the U.S. and represents an important milestone in the treatment of advanced-stage heart failure.
     “As the clinical trial data indicated, we had strong results across all endpoints, including survival, adverse event rates, functional status and quality of life. We believe this approval further demonstrates our leadership position in the mechanical circulatory support arena with the industry’s broadest portfolio of devices. The initial response from the clinical community since our announcement has been highly positive and we have initiated our commercial launch program to add new centers.”
     “Helping to fuel enthusiasm for the device,” Burbach continued, “has been the presentation of new data at two major medical meetings over the past few weeks. Several of these presentations involved a larger group of patients than our PMA filing and included one-year follow up. These results showed that at 12 months after implant, 80 percent of patients had undergone heart transplantation, recovered heart function and had the device removed, or were continuing on device support. Other data demonstrated the effectiveness of the device in larger patients, showed improvements in cognitive function during LVAD support, and showed improved functional status of patients compared to cardiac resynchronization therapy (CRT) in Class IV patients. There were also encouraging data demonstrating the value of predictive models that can aid in patient selection and management programs, which is supportive of our market development efforts,” he concluded.
     The company also updated enrollment in its Pivotal clinical trial for the HeartMate II. As of April 25, 2008, there were 532 patients enrolled in the Destination Therapy (DT) arm of the trial. Enrollment in the randomized portion of the DT arm of the trial was 325 patients. Enrollment in the BTT arm of the trial was 486 patients at the time of the approval.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $64.4 million in the first quarter of 2008 compared with revenues of $57.3 million in the first quarter of 2007. Cardiovascular Division revenues were $40.2 million versus $35.5 million in the same period a year ago. Revenues at ITC were $24.2 million versus $21.8 million a year ago.
     GAAP gross margin for the first quarter of 2008 was 55.6 percent versus 60.2 percent a year ago. Non-GAAP gross margin, which excludes SFAS No. 123R expense and is described later in this press release, was 56.3 percent versus 60.8 percent a year ago. The year-over-year decrease in gross margin is primarily attributed to fluctuations in capitalized manufacturing variances and unfavorable pump to non-pump product mix in the Cardiovascular Division and geographic mix at ITC, offset by favorable foreign exchange rates.
     Operating expenses for the first quarters of 2008 and 2007 on a GAAP basis were $36.5 million and $36.0 million, respectively. On a non-GAAP basis, operating expenses in the first quarter of 2008 were $30.7 million compared with $29.7 million in the first quarter of 2007. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses is primarily due to product development expense and market development initiatives.
     The company’s GAAP effective tax rate for the first quarter of 2008 was 48 percent versus a benefit of 23 percent in the first quarter of 2007. The non-GAAP tax rate for the first quarter of 2008, which is described later in this press release, was 34 percent versus 31 percent in the prior year. The increase in tax rates was primarily attributed to the absence of R&D tax credits in 2008, which will be recognized in a future period if approved by Congress, along with foreign tax true-ups.
     On a non-GAAP basis the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding. The increase in shares was approximately 7.3 million.
     Cash and investments at the end of the quarter were $221 million, including $32 million of Auction Rate Securities classified as long term investments.
     Management affirmed its previously issued guidance for 2008.

CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (913) 981-5526, passcode 1224200. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, May 8, 2008, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 1224200.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income (loss) consists of GAAP net income (loss) before taxes, excluding, as applicable, share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, changes in the value of the 2007 make-whole provision of our convertible notes, as adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consists of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No 123R.
     Non-GAAP operating expenses consists of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R and amortization of purchased intangibles.

     Non-GAAP income from operations consists of GAAP income from operations excluding share-based compensation expense under SFAS No. 123R and amortization of purchased intangibles.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles, and in-process research and development expenses. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events. Management believes it is useful to exclude the value of the 2007 make-whole provision of our convertible notes as this item is also not indicative of Thoratec’s core operating business. The make-whole provision is a non-operating item that is included in other income (expense) and is part of our financing activities in 2007.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three month periods ending in 2008 and 2007.
THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2008	March 31, 2007
Product sales	$64,427	$57,310
Cost of product sales	28,590	22,797

Gross profit	35,837	34,513

Operating expenses:
Selling, general and administrative	20,636	21,945
Research and development	12,519	10,893
Amortization of purchased intangible assets	3,296	3,153

Total operating expenses	36,451	35,991

Income (loss) from operations	(614)	(1,478)
Other income and (expense):
Interest expense	(890)	(1,068)
Interest income and other	2,178	2,187

Income (loss) before income taxes	674	(359)
Income tax benefit (expense)	(325)	84

Net income (loss)	$349	$(275)

Net income (loss) per share
Basic	$0.01	$(0.01)

Diluted	$0.01	$(0.01)

Shares used to compute net income per share:
Basic	54,222	52,736
Diluted	54,886	52,736

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2008		March 31, 2007
Net income (loss) on a GAAP basis	$349		$(275)
Share-based compensation expense:
- Cost of product sales	442		356
Share-based compensation expense:
- Selling, general and administrative	1,674		2,348
- Research and development	747		798
Amortization of purchased intangibles	3,296		3,153
Make-whole provision		(B)	(91)
Income tax effect of non-GAAP adjustments	(1,961)		(2,013)

Net income on a non-GAAP basis	$4,547		$4,276

Diluted net income (loss) per share reconciliation

	Three Months Ended
(in thousands, except per share data)	March 29, 2008		March 31, 2007
Diluted net income (loss) per share on a GAAP basis	$0.01		$(0.01)
Share-based compensation expense:
- Cost of product sales	0.01		0.01
Share-based compensation expense:
- Selling, general and administrative	0.03		0.04
- Research and development	0.01		0.02
Amortization of purchased intangibles	0.06		0.06
Income tax effect of non-GAAP adjustments	(0.04)		(0.04)
Convertible debt dilution impact	(0.00	)(A)	(0.00	)(A)

Diluted net income per share on a non-GAAP basis	$0.08		$0.08

Shares used in calculation of diluted net income per share —GAAP
	54,886		52,736

Shares used in calculation of diluted net income per share — Non- GAAP	62,177		61,396

(A)	The company’s total diluted share count on a non-GAAP basis in Q1 2008 and Q1 2007 includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for the quarter.

(B)	The Make-whole provision is included in Non-GAAP earnings for Q1 2008.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2008		March 31, 2007
Gross profit on a GAAP basis	$35,837	55.6%	$34,513	60.2%
Share-based compensation expense	442		356

Gross profit on a non-GAAP basis	$36,279	56.3%	$34,869	60.8%

The following tables reconcile the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2008	March 31, 2007
Operating expenses on a GAAP basis	$36,451	$35,991
Share-based compensation expense:
- Selling, general and administrative	(1,674)	(2,348)
- Research and development	(747)	(798)
Amortization of purchased intangibles	(3,296)	(3,153)

Operating expenses on a non-GAAP basis	$30,734	$29,692

The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Benefit (Expense) Reconciliation
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2008		March 31, 2007
Tax benefit (expense) on a GAAP basis	$(325)	48.2%	$84	23.4%
Amortization of purchased intangibles	(1,318)		(1,261)
Make-whole provision			36
Share-based compensation expense and other	(643)		(788)

Tax expense on a non-GAAP basis	$(2,286)	33.5%	$(1,929)	31.1%

     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2008 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Ruder- Finn
(415) 692-3058